Exhibit 23.2




                          Form 10-K/A December 31, 1994



                                            Commission File No. 1-8491



                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


         We consent to the incorporation by reference in the registra-tion statements of Hecla Mining Company and subsidiaries on Form S-3 (File No. 33-72832), and Forms S-8 (File No. 33-7833, 33-41833, 33-14758, 33-40691, 33-60095 and 33-60099) of our
         report dated February 28, 1994, on our audits of the consoli-dated financial statements of Equinox Resources Ltd. as of De-cember 31, 1993, and for the year then ended, the two months ended December 31, 1992 and the year ended October 31, 1992, which report is included in this Annual Report on Form 10-K/A.


         /s/ Deloitte & Touche

         CHARTERED ACCOUNTANTS


         Vancouver, Canada

         August 24, 1995